UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2013

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in the Fiscal Year

On April 4, 2013, Altisource Residential Corporation (the “Company”) completed a reclassification of its authorized but unissued Class A common stock into Class B common stock and renamed its Class B common stock to “common stock” through the filing of the following documents with the Maryland State Department of Assessments and Taxation:

(i)
Articles Supplementary to the Company's Articles of Amendment and Restatement to reclassify 100,000,000 authorized but unissued shares of Class A common stock, par value $.01 per share, into the same number of authorized but unissued shares of Class B common stock, par value $.01 per share, of the Company, thereby increasing the number of shares of Class B common stock from 100,000,000 shares to 200,000,000 shares (the “Articles Supplementary”) in accordance with section 2-208 of the Maryland General Corporation Law (the “MGCL”) and paragraphs 6.2 and 6.4 of Article VI of the Company's Articles of Amendment and Restatement;

(ii)
Articles of Amendment to the Company's Articles of Amendment and Restatement changing the name of the Class B common stock to common stock, par value $.01 per share, of the Company (the “Articles of Amendment”) in accordance with section 2-605 of the MGCL and

(iii)	Articles of Restatement restating the Company's charter (the “Articles of Restatement”) in accordance with section 2-608 of the MGCL.

The foregoing descriptions of the Articles Supplementary, Articles of Amendment and Articles of Restatement are qualified in their entirety by reference to the Articles Supplementary, Articles of Amendment and Articles of Restatement, which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
3.1	Articles Supplementary of Altisource Residential Corporation.
3.2	Articles of Amendment of Altisource Residential Corporation.
3.3	Articles of Restatement of Altisource Residential Corporation.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: April 8, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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